Commission Agreement

Date:

Party A: Man Pong Jewellery Limited
Address:

Party B: Max More Trading Limited
Address:

Based on mutual understanding and trust, Party A and Party B have reached the following terms through friendly negotiation:

1. Both parties shall establish a long-term cooperative relationship in the gold bar business.

2. Party B shall refer and direct his customers to stores owned by Party A for purchasing gold bars.

3. Party A shall issue invoices directly to customers referred and recommended by Party B during each transaction. Party B agrees and confirms that he shall bear all the possible default risks for his customers who are referred and recommended by himself to Party A. i.e. if Party B's customers fail to make any payment in a transaction, Party B will pay for his customers).

4. After receiving payment from customers referred and recommended by Party B, Party A is allowed to use the money he receives and pay off his gold bar suppliers.

5. After invoicing, Party A shall receive a commission at the rate of 2% of the net invoice amount of the gold bars that are sold by and paid in full to Party A. Both parties agrees that Party A shall deduct 2% commission amount directly from the payment made by the customers who are referred and recommend by Party B. After the completion of the

transaction, the balance of the payment received from the customers referred and recommended by Party B (after deducting 2% commission, payment to suppliers and any relevant bank charges) shall be transferred back to Party B subject to Party B's instruction which might be settled to its designated account by bank transfer or by cheque.

6. This agreement shall be valid for two years since the date of formal signing by both parties.

7. This agreement shall be extended automatically every two years upon expiry of the validity period perpetually unless either party gives a 60-day advance written termination letter to another party.

8. Neither party shall disclose the contents and terms of this agreement to a third party without the prior consent of another party.

9. This agreement will have two copies. Each party shall keep a copy. This agreement shall become effective on the date of formal signing by both parties.

10. If there is any discrepancy in the agreement, both parties will resolve it through mediation.

For & on behalf of
Man Pong Jewellery Limited
(Party A)

Sze Kam Fuk
Director

For & on behalf of
Max More Trading Limited
(Party B)

Director